Exhibit 99

Slide 1:
2005 Annual Meeting

April 12, 2005
4:30 p.m.
West Bank Plaza
Board Room

Slide 2:
2004 Financial Review

•	Balance sheet composition

•	Credit quality measures

•	Income statement composition

•	Capital adequacy

•	Shareholder return

Company performance in the above areas for 2004 will be compared to our peer group as shown on the holding company performance reports published by Federal Financial Institutions Examination Council.

Slide 3:
Peer Group

•	For purposes of this analysis, the peer group consists of all bank holding companies in the United States with consolidated assets between $1 billion and $3 billion.

•	As of December 31, 2004, there were 214 bank holding companies in this peer group.

•	This information is available at the following website: www.ffiec.gov/nic/.

Slide 4:
Deposits as a % of Total Assets

WTBA		Peer Group	Percentile

Core deposits	58.51%	63.60%	31st

CD’s over $100,000	16.87%	12.89%	76th

Slide 5:
Loan Categories as a % of Total Loans

WTBA		Peer Group	Percentile

Commercial RE	49.16%	47.16%	57th

Commercial & Industrial	34.86%	15.23%	96th

Residential RE	10.41%	23.90%	17th

Consumer	1.52%	5.26%	29th

Other loans	3.63%	1.52%	83rd

Slide 6:
Asset Categories as a % of Total Assets

WTBA		Peer Group	Percentile

Loans	62.63%	67.83%	30th

Investments	30.60%	23.66%	n/a

Total earning assets	93.23%	91.49%	78th

Other assets	6.77%	8.51%	38th

Total	100.00%	100.00%

Slide 7:
Credit Quality Measures

WTBA		Peer Group	Percentile

Allowance as % of total loans	.90%	1.30%	8th

Allowance as % of non-accrual loans	831.46%	466.99%	82nd

Allowance as % of non-accrual loans plus 90 days past due	758.95%	383.78%	83rd

Net charge-offs as % of average loans	0.10%	0.19%	33rd

Slide 8:
Credit Quality Measures (continued)
Past Due Loans as a % of Total Loans

WTBA		Peer Group	Percentile

30-89 days	0.25%	0.57%	31st

90 days and still accruing interest	0.01%	0.07%	39th

Non-accrual	0.11%	0.49%	14th

Slide 9:
Income Statement Composition
Categories as a % of Average Assets

WTBA		Peer Group	Percentile

Interest income	4.77%	5.14%	26th

Interest expense	1.31%	1.45%	38th

Net interest income	3.46%	3.68%	33rd

Non-interest income	1.00%	1.06%	47th

Non-interest expense	1.61%	2.94%	2nd

Pre-tax income	2.76%	1.71%	95th

Net income	1.75%	1.12%	93rd

Slide 10:
Capital Adequacy

WTBA		Peer Group	Percentile

Equity as % of Assets	8.50%	8.38%	52nd

Tier 1 Leverage Ratio	8.59%	8.64%	50th

Tier 1 Risk Based Capital Ratio	11.57%	11.42%	58th

Total Risk Based Capital Ratio	12.32%	12.95%	45th

Tangible Equity as % of Tangible Assets	7.16%	7.28%	48th

Slide 11:
Shareholder Return

WTBA		Peer Group	Percentile

Cash Dividend as % of Net Income	56.32%	26.98%	87th

2004 Total Return {r}
WTBA	11.17%

SNL MW Bank Index	12.84%

Nasdaq-Total US	9.13%

Slide 12:
Conclusion

Higher levels of earning assets

+ + =	Very good credit quality Superior overhead control Excellent Net Income

Excellent net income coupled with normal capital levels allows for a very good dividend payment to shareholders.

Slide 13:
2004 Highlights

Employees

•	Promoted employee ownership with the addition of an Employee Savings and Stock Ownership Plan

•	Invested in effective technology

•	Improved the design of our main bank

Slide 14:
2004 Employee Awards

David L. Miller Award – David R. Milligan

West Bank Outstanding Performance Award – Alice A. Jensen

VMF Capital Outstanding Performance Award – Tina M. Gordinier

Community Spirit Award – J. Craig Krouch

Slide 15:
2004 Highlights

Clients

•	Opened a new branch office in Coralville for greater convenience

•	Improved the quality and increased the frequency of our employee training

•	Completed the 2004 client survey

Slide 16:
2004 Highlights

Shareholders

•	Paid a cash dividend of $.625 and a stock dividend of 5% for a dividend yield of 3.55%

•	Produced a total rate of return on an investment in our stock from January 1, 2004 through December 31, 2004 of 11.2%

Slide 17:
2004 Highlights

Community

•	Made 29 grants totaling $168,000 to projects in our communities

•	Contributed in excess of 7,000 hours of volunteer time

Slide 18:
2005 Objectives

Continue implementing Vision 2008

Slide 19:
2005 Objectives

Expand our geographic footprint

The Company is dedicated to the markets we are in and would like to expand the number of offices in the Des Moines market. Management will also look at opportunities for expansion outside of Iowa in markets which have similar demographics to those of our existing markets.

Slide 20:
2005 Objectives

Increase our fee generating product offerings

We would like to increase the mortgage banking business by expanding the product offerings and the number of staff dedicated to this area.

Our subsidiary VMF Capital is continuing to grow, with the amount of assets under management doubling since this business was acquired in October of 2003.

Slide 21:
2005 Objectives

Enhance our customer service delivery

- Mystery shopping
— Increased training

Slide 22:
2005 Objectives

Continue our investment in effective technology

- On-line customer service system
— On-line teller system

Slide 23:
2005 Objectives

Do the right thing for all of our stakeholders

The goal is to balance the needs of our four stakeholders, which consists of clients, employees, the community and shareholders, for the benefit of all four groups.